Exhibit 5.1

OPINION OF COVINGTON & BURLING

January 29, 2002

MeadWestvaco Corporation
One High Ridge Park
Stamford
Connecticut 06905

Ladies & Gentlemen:

     This opinion is being furnished to you in connection with a Registration Statement on Form S-8 (the “Registration Statement”) being filed on or about the date hereof by MeadWestvaco Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering for sale under the Westvaco Corporation Employee Stock Ownership Plan for Hourly Paid Employees (the “Plan”) a total of 1,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”).

     For purposes of this opinion, we have examined copies of the Registration Statement and the exhibits thereto. We also have examined and relied upon:

          (i)  the Company’s Amended and Restated Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware;

          (ii)  the Bylaws of the Company, certified by the Secretary of the Company;

          (iii)  certain resolutions adopted by the Board of Directors of the Company on January 29, 2002, as certified by the Secretary of the Company; and

          (iv)  copies provided to us by Westvaco Corporation of the Westvaco Corporation Savings and Investment Plan for Hourly Paid Employees, as amended, and resolutions of the Westvaco Corporation Board of Directors, dated ____________, adopting further amendments thereto to convert said plan into the Plan.

     In examining the foregoing documents, we have assumed the authenticity of documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, the conformity to original documents of documents submitted to us as copies, and the accuracy of the representations and statements included therein.

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     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Covington & Burling

Covington & Burling

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